SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made as of the 27th day of December, 2007

AMONG:

MARINE PARK HOLDINGS, INC., a corporation formed pursuant to the laws of the State of Delaware and having an office for business at 850 Third Avenue, Suite 1801, New York, New York 10022 (“Marine Park”)

AND:

NEWCARDIO, INC., a company formed pursuant to the laws of the State of Delaware and having an office for business located at 2033 Gateway Plaza, Suite 500, San Jose, California 95110 ("NewCardio")

AND:

the holders of NewCardio equity, each of whom are set forth on the signature page of this Agreement (the “NewCardio Shareholders”)

WHEREAS:

A. The NewCardio Shareholders own such number of (i) shares of common stock, $0.0001 par value (“NewCardio Common Shares”), (ii) shares of preferred stock, $0.0001 par value (“NewCardio Preferred Shares”), (iii) debt obligations convertible into shares of common stock, $0.0001 par value (“NewCardio Convertible Debt”), and (iv) options and/or warrants convertible into shares of common stock, $0.0001 par value (“NewCardio Convertible Securities”) as set forth on Exhibit “A” annexed hereto, collectively being 100% of the presently issued and outstanding NewCardio equity on a fully converted basis;

B. Marine Park is a reporting company whose common stock is quoted on the Over-the-Counter Bulletin Board; and

C. The respective Boards of Directors of Marine Park and NewCardio deem it advisable and in the best interests of Marine Park and NewCardio that NewCardio become a wholly-owned subsidiary of Marine Park (the “Acquisition”) pursuant to this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

Definitions

1.1 In this Agreement the following terms will have the following meanings:

(a)	“Acquisition” means the Acquisition, at the Closing, of NewCardio by Marine Park pursuant to this Agreement;

(b)	“Acquisition Shares” means the Marine Park Common Shares, set forth on Exhibit “A,” to be issued to the NewCardio Shareholders at Closing pursuant to the terms of the Acquisition;

(c)	“Agreement” means this share exchange agreement among Marine Park, NewCardio, and the NewCardio Shareholders;

(d)	“Closing” means the completion, on the Closing Date, of the transactions contemplated hereby in accordance with Article 9 hereof;

(e)
“Closing Date” means the day on which all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived, but in any event no later than January 5, 2008;

(f)
“Marine Park Accounts Payable and Liabilities” means all accounts payable and liabilities of Marine Park, on a consolidated basis, due and owing or otherwise constituting a binding obligation of Marine Park and its subsidiaries (other than a Marine Park Material Contract) as of September 30, 2007 as set forth is Schedule “A” hereto;

(g)	“Marine Park Accounts Receivable” means all accounts receivable and other debts owing to Marine Park, on a consolidated basis, as of September 30, 2007 as set forth in Schedule “B” hereto;

(h)
“Marine Park Assets” means the undertaking and all the property and assets of the Marine Park Business of every kind and description wheresoever situated including, without limitation, Marine Park Equipment, Marine Park Inventory, Marine Park Material Contracts, Marine Park Accounts Receivable, Marine Park Cash, Marine Park Intangible Assets and Marine Park Goodwill, and all credit cards, charge cards and banking cards issued to Marine Park;

(i)
“Marine Park Bank Accounts” means all of the bank accounts, lock boxes and safety deposit boxes of Marine Park and its subsidiaries or relating to the Marine Park Business as set forth in Schedule “C” hereto;

(j)	“Marine Park Business” means all aspects of any business conducted by Marine Park and its subsidiaries;

(k)	“Marine Park Cash” means all cash on hand or on deposit to the credit of Marine Park and its subsidiaries on the Closing Date;

(l)	“Marine Park Common Shares” means the shares of common stock in the capital of Marine Park;

(m)	“Marine Park Debt to Related Parties” means the debts owed by Marine Park to any affiliate, director or officer of Marine Park as described in Schedule “D” hereto;

(n)
“Marine Park Equipment” means all machinery, equipment, furniture, and furnishings used in the Marine Park Business, including, without limitation, the items more particularly described in Schedule “E” hereto;

(o)
“Marine Park Financial Statements” means, collectively, the audited consolidated financial statements of Marine Park for the fiscal year ended December 31, 2006, together with the unqualified auditors' report thereon, and the unaudited consolidated financial statements of Marine Park for the three month period ended September 30, 2007, true copies of which are attached as Schedule “F” hereto;

(p)
“Marine Park Goodwill” means the goodwill of the Marine Park Business including the right to all corporate, operating and trade names associated with the Marine Park Business, or any variations of such names as part of or in connection with the Marine Park Business, all books and records and other information relating to the Marine Park Business, all necessary licenses and authorizations and any other rights used in connection with the Marine Park Business;

(q)	“Marine Park Insurance Policies” means the public liability insurance and insurance against loss or damage to the Marine Park Assets and the Marine Park Business as described in Schedule “G” hereto;

(r)
“Marine Park Intangible Assets" means all of the intangible assets of Marine Park and its subsidiaries, including, without limitation, Marine Park Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of Marine Park and its subsidiaries;

(s)	“Marine Park Inventory” means all inventory and supplies of the Marine Park Business as of September 30, 2007, as set forth in Schedule “H” hereto; and

(t)
“Marine Park Material Contracts” means the burden and benefit of and the right, title and interest of Marine Park and its subsidiaries in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which Marine Park or its subsidiaries are entitled whereunder Marine Park or its subsidiaries are obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice, and those contracts listed in Schedule “I” hereto.

(u)
“NewCardio Accounts Payable and Liabilities” means all accounts payable and liabilities of NewCardio, due and owing or otherwise constituting a binding obligation of NewCardio (other than a NewCardio Material Contract) as of September 30, 2007 as set forth in Schedule “J” hereto;

(v)	“NewCardio Accounts Receivable” means all accounts receivable and other debts owing to NewCardio, as of September 30, 2007 as set forth in Schedule “K” hereto;

(w)
“NewCardio Assets“ means the undertaking and all the property and assets of the NewCardio Business of every kind and description wheresoever situated including, without limitation, NewCardio Equipment, NewCardio Inventory, NewCardio Material Contracts, NewCardio Accounts Receivable, NewCardio Cash, NewCardio Intangible Assets and NewCardio Goodwill, and all credit cards, charge cards and banking cards issued to NewCardio;

(x)	“NewCardio Bank Accounts” means all of the bank accounts, lock boxes and safety deposit boxes of NewCardio or relating to the NewCardio Business as set forth in Schedule “L” hereto;

(y)
“NewCardio Bridge Warrants” shall mean any warrant to purchase or otherwise acquire shares of capital stock of NewCardio issued in connection with a NewCardio financing transaction upon NewCardio’s consummation of such financing event;

(z)	“NewCardio Business” means all aspects of the business conducted by NewCardio;

(aa)	“NewCardio Cash” means all cash on hand or on deposit to the credit of NewCardio on the Closing Date;

(bb)	“NewCardio Common Warrants” shall mean warrants to purchase or otherwise acquire NewCardio Shares, which were issued in connection with NewCardio’s Series A-2 Preferred Stock financing;

(cc)
“NewCardio Debt to Related Parties” means the debts owed by NewCardio and its subsidiaries to the NewCardio Shareholders or to any family member thereof, or to any affiliate, director or officer of NewCardio or the NewCardio Shareholders as described in Schedule “M”;

(dd)
“NewCardio Equipment” means all machinery, equipment, furniture, and furnishings used in the NewCardio Business, including, without limitation, the items more particularly described in Schedule “N” hereto;

(ee)
“NewCardio Financial Statements” means collectively, the audited financial statements of NewCardio for the two fiscal years ended December 31, 2006, together with the unqualified auditors' report thereon, and the unaudited consolidated financial statements of NewCardio for the nine month period ended September 30, 2007, true copies of which are attached as Schedule “O” hereto;

(ff)
“NewCardio Goodwill” means the goodwill of the NewCardio Business together with the exclusive right of Marine Park to represent itself as carrying on the NewCardio Business in succession of NewCardio subject to the terms hereof, and the right to use any words indicating that the NewCardio Business is so carried on including the right to use the name "NewCardio” or “NewCardio International" or any variation thereof as part of the name of or in connection with the NewCardio Business or any part thereof carried on or to be carried on by NewCardio, the right to all corporate, operating and trade names associated with the NewCardio Business, or any variations of such names as part of or in connection with the NewCardio Business, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the NewCardio Business, all necessary licenses and authorizations and any other rights used in connection with the NewCardio Business;

(gg)	“NewCardio Insurance Policies” means the public liability insurance and insurance against loss or damage to NewCardio Assets and the NewCardio Business as described in Schedule “P” hereto;

(hh)
“NewCardio Intangible Assets” means all of the intangible assets of NewCardio, including, without limitation, NewCardio Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of NewCardio and its subsidiaries;

(ii)	“NewCardio Inventory” means all inventory and supplies of the NewCardio Business as of September 30, 2007 as set forth in Schedule “Q” hereto;

(jj)
“NewCardio Material Contracts” means the burden and benefit of and the right, title and interest of NewCardio in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which NewCardio is entitled in connection with the NewCardio Business whereunder NewCardio is obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice, and those contracts listed in Schedule “R” hereto;

(kk)	“NewCardio Option” shall mean any option to purchase or otherwise acquire NewCardio Shares (whether or not vested) outstanding under any NewCardio Option Plan;

(ll)
“NewCardio Option Plan” shall mean (i) NewCardio’s 2004 Equity Incentive Plan and (ii) any other compensatory option plans or contracts of NewCardio, including option plans or contracts assumed by the NewCardio pursuant to a merger or acquisition;

(mm)
“NewCardio Related Party Debts” means the debts owed by the NewCardio Shareholders or by any family member thereof, or by any affiliate, director or officer of NewCardio or the NewCardio Shareholders, to NewCardio as described in Schedule “S”;

(nn)
“NewCardio Shares” means all of the issued and outstanding shares of common stock, $0.0001 par value, of NewCardio, whether or not certificates have been issues with respect to such shares, and shares of common stock issuable upon conversion and/or exercise of all NewCardio Preferred Shares and NewCardio Convertible Debt;

(oo)	“NewCardio Warrants” shall mean the NewCardio Common Warrants and the NewCardio Bridge Warrants;

(pp)	“Place of Closing” means the offices of Sichenzia Ross Friedman Ference LLP, or such other place as Marine Park and NewCardio may mutually agree upon; and

(qq)
“Return to Treasury Agreement” means the Return to Treasury Agreement to be entered into on the Closing Date between Marine Park and Harborview Master Fund L.P. and Diverse Trading Ltd. in the form attached hereto as Exhibit “B.”

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

Captions and Section Numbers

1.2 The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

Section References and Schedules

1.3 Any reference to a particular “Article”, “section”, “paragraph”, “clause” or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement. The Schedules to this Agreement are as follows:

Information concerning Marine Park

Schedule “A”	Marine Park Accounts Payable and Liabilities
Schedule “B”	Marine Park Accounts Receivable
Schedule “C”	Marine Park Bank Accounts
Schedule “D”	Marine Park Debts to Related Parties
Schedule “E”	Marine Park Equipment
Schedule “F”	Marine Park Financial Statements
Schedule “G”	Marine Park Insurance Policies
Schedule “H”	Marine Park Inventory
Schedule “I”	Marine Park Material Contracts

Information concerning NewCardio

Schedule “J”	NewCardio Accounts Payable and Liabilities
Schedule “K”	NewCardio Accounts Receivable
Schedule “L”	NewCardio Bank Accounts
Schedule “M”	NewCardio Debts to Related Parties
Schedule “N”	NewCardio Equipment
Schedule “O”	NewCardio Financial Statements
Schedule “P”	NewCardio Insurance Policies
Schedule “Q”	NewCardio Inventory
Schedule “R”	NewCardio Material Contracts
Schedule “S”	NewCardio Related Party Debts

Exhibits

Exhibit “A”	Share Exchange Structure
Exhibit “B”	Return to Treasury Agreement
Exhibit “C”	Director Nominees
Exhibit “D”	Certificate of Designation
Exhibit “E”	Form of Legal Opinion

Severability of Clauses

1.4 If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

ARTICLE 2
THE ACQUISITION

Sale of Shares

2.1 The NewCardio Shareholders hereby agree to sell to Marine Park the NewCardio Shares in exchange for the Acquisition Shares on the Closing Date and to transfer to Marine Park on the Closing Date a 100% undivided interest in and to the NewCardio Shares free from all liens, mortgages, charges, pledges, encumbrances or other burdens with all rights now or thereafter attached thereto.

2.2	Treatment of NewCardio Options.

(a) At the Closing, by virtue of the transactions contemplated hereunder and without any action on the part of the holders of any shares of NewCardio Options, each NewCardio Option that is issued and outstanding immediately prior to the Closing Date, whether or not then exercisable, will be assumed by Marine Park and converted automatically into an option to purchase Marine Park Common Shares (“Assumed Options”) as set forth below. Each Assumed Option will continue to have, and be subject to, the same terms and conditions set forth in the NewCardio Option Plan and the agreements evidencing the grant thereof immediately prior to the Closing Date, including provisions with respect to vesting and the number of whole shares they shall be exercisable for of Marine Park Common Shares. It is the intention of the parties that each Assumed Option that qualified as an incentive stock option (as defined in Section 422 of the Code) shall continue to so qualify, to the maximum extent permissible, following the Closing Date.

(b) Promptly following the Closing Date, Marine Park shall issue to each holder of a NewCardio Option that was assumed by Marine Park pursuant to Section 2.2(a) a document evidencing the assumption of such NewCardio Option by Marine Park.

(c) Following the Closing Date, Marine Park will be able to grant stock awards, to the extent permissible by applicable Law and regulations, under the terms of the NewCardio Option Plan or the terms of another plan adopted by Marine Park to issue the reserved but unissued NewCardio Shares under such NewCardio Option Plan and the shares that would otherwise return to the NewCardio Option Plan pursuant to Section 4(b) thereof (which provides that NewCardio Shares subject to unexercised portions of any award granted thereunder that expires or otherwise terminates will return and may be used for awards to be granted under the NewCardio Option Plan), except that (i) NewCardio Shares covered by such awards will be shares of Marine Park Common Shares and (ii) all references to a number of NewCardio Shares will be changed to reference Marine Park Common Shares. Notwithstanding the foregoing, neither NewCardio, nor any NewCardio Stockholder, nor any holder of a NewCardio Option, makes any representation or warranty or shall have any obligation or any liability whatsoever, including without limitation any indemnification obligation under this Agreement, or be required to take any action with respect to or arising out of this Section 2.2(c).

2.3	Treatment of NewCardio Warrants.

(a) At the Closing, by virtue of the transactions contemplated hereunder and without any action on the part of the holders of any shares of NewCardio Warrants, each NewCardio Warrant that is issued and outstanding immediately prior to the Closing Date will be assumed by Marine Park and converted automatically into a warrant to purchase a number of shares of Marine Park Common Shares as set forth in the agreements evidencing such NewCardio Warrant at the exercise price set forth in the agreements evidencing such NewCardio Warrant.

(b) Promptly following the Closing Date, Marine Park shall issue to each holder of a NewCardio Warrant that was assumed by Marine Park pursuant to Section 2.3(a) a document evidencing the assumption of such NewCardio Warrant by Marine Park.

2.4 Treatment of Restricted Stock Grants. Notwithstanding anything herein to the contrary, each NewCardio Shareholder who originally purchased NewCardio Shares pursuant to a restricted stock purchase agreement or other agreement, in any case outside the NewCardio Option Plan, which provides for the release or vesting of such NewCardio Shares over the course of time, and as of the Closing Date, all or any portion of the Acquisition Shares exchange therewith shall remain subject to release or vesting pursuant to such agreement, and such NewCardio Shareholder agrees that the portion of Acquisition Shares remaining subject to release or vesting as of the Closing Date shall continue to remain subject to release or vesting upon and following the Closing Date subject to the terms and conditions set forth in the agreement through which such NewCardio Shares were originally issued. At the Closing, by virtue of the transactions contemplated hereunder and without any action on the part of the holders of any such NewCardio Shares, Marine Park shall assume all of NewCardio’s rights and obligations under such agreements with respect to the release or vesting of such Acquisition Shares upon and following the Closing Date.

2.5 Treatment of NewCardio Preferred Shares and NewCardio Convertible Debt. On the Closing Date, by virtue of the sale to Marine Park of the NewCardio Shares in exchange for the Acquisition Shares, the NewCardio Shareholders who previously held NewCardio Preferred Shares and/or NewCardio Convertible Debt hereby confirm the conversion thereof and agree that such NewCardio Preferred Shares and/or NewCardio Convertible Debt shall automatically be cancelled and extinguished, without any action on the part of the holder thereof, in exchange for the right to receive the Acquisition Shares at the Closing. All such NewCardio Preferred Shares and/or NewCardio Convertible Debt shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder thereof shall cease to have any rights with respect thereto, except the right to receive the Acquisition Shares paid in consideration therefor upon the surrender of such in accordance with this Agreement. Furthermore, the NewCardio Shareholders hereby waive any requirement or obligation of NewCardio to provided any notice or take any other actions with respect to the conversion of the NewCardio Preferred Shares and/or NewCardio Convertible Debt.

Allocation of Consideration

2.6 The Acquisition Shares shall be allocated to the NewCardio Shareholders on the basis of one Acquisition Share for each one NewCardio Share held by a NewCardio Shareholder as set forth in Schedule 2.2 attached hereto.

Adherence with Applicable Securities Laws

2.7 The NewCardio Shareholders agree that they are acquiring the Acquisition Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Acquisition Shares issued to them (other than pursuant to an effective Registration Statement under the Securities Act of 1933, as amended) directly or indirectly unless:

(a)	the sale is to Marine Park;

(b)	the sale is made pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144 thereunder; or

(c)
the Acquisition Shares are sold in a transaction that does not require registration under the Securities Act of 1933, as amended, or any applicable United States state laws and regulations governing the offer and sale of securities, and the vendor has furnished to Marine Park an opinion of counsel to that effect or such other written opinion as may be reasonably required by Marine Park.

The NewCardio Shareholders acknowledge that the certificates representing the Acquisition Shares shall bear the following legend:

NO SALE, OFFER TO SELL, OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, IN RESPECT OF SUCH SHARES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT IS THEN IN FACT APPLICABLE TO SAID SHARES.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
OF MARINE PARK

Representations and Warranties

3.1 Marine Park hereby represents and warrants in all material respects to NewCardio and the NewCardio Shareholders, with the intent that NewCardio and the NewCardio Shareholders will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

Marine Park - Corporate Status and Capacity

(a)
Incorporation. Marine Park is a corporation duly incorporated and validly subsisting under the laws of the State of Delaware and in good standing with the office of the Secretary of State for the State of Delaware;

(b)
Carrying on Business. Marine Park conducts the business described in its filings with the Securities and Exchange Commission and does not conduct any other business. Marine Park is duly authorized to carry on such business in the State of New York. The nature of the Marine Park Business does not require Marine Park to register or otherwise be qualified to carry on business in any other jurisdictions;

(c)	Corporate Capacity. Marine Park has the corporate power, capacity and authority to own the Marine Park Assets and to enter into and complete this Agreement;

(d)
Reporting Status; Listing. Marine Park is required to file current reports with the Securities and Exchange Commission pursuant to section 15(d) of the Securities Exchange Act of 1934, Marine Park filed a registeration statement under the Securities Act of 1933 and are quoted on the Over-the-Counter Bulletin Board, and all reports required to be filed by Marine Park with the Securities and Exchange Commission or NASD have been filed;

Marine Park - Capitalization

(e)
Authorized Capital. The authorized capital of Marine Park consists of 99,000,000 Marine Park Common Shares, $0.001 par value and 1,000,000 shares of preferred stock, $0.001 par value, of which 10,940,000 Marine Park Common Shares, and no shares of preferred stock are presently issued and outstanding;

(f)
No Option, Warrant or Other Right. No person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of Marine Park Common Shares or for the purchase, subscription or issuance of any of the unissued shares in the capital of Marine Park;

Marine Park - Records and Financial Statements

(g)
Charter Documents. The charter documents of Marine Park and its subsidiaries have not been altered since the incorporation of each, respectively, except as filed in the record books of Marine Park or its subsidiaries, as the case may be;

(h)
Corporate Minute Books. The corporate minute books of Marine Park and its subsidiaries are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by Marine Park and its subsidiaries which required director or shareholder approval are reflected on the corporate minute books of Marine Park and its subsidiaries. Marine Park and its subsidiaries are not in violation or breach of, or in default with respect to, any term of their respective Certificates of Incorporation (or other charter documents) or by-laws.

(i)
Marine Park Financial Statements. The Marine Park Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Marine Park, on a consolidated basis, as of the respective dates thereof, and the sales and earnings of the Marine Park Business during the periods covered thereby, in all material respects and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

(j)
Marine Park Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of Marine Park or its subsidiaries which are not disclosed in Schedule “A” hereto or reflected in the Marine Park Financial Statements except those incurred in the ordinary course of business since the date of the said schedule and the Marine Park Financial Statements, and neither Marine Park nor its subsidiaries have guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of Marine Park as of September 30, 2007, are described in Schedule “A” hereto;

(k)
Marine Park Accounts Receivable. All the Marine Park Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of Marine Park, any claim by the obligor for set-off or counterclaim. Without limiting the generality of the foregoing, all accounts receivable of Marine Park as of September 30, 2007, are described in Schedule “B” hereto;

(l)	Marine Park Bank Accounts. All of the Marine Park Bank Accounts, their location, numbers and the authorized signatories thereto are as set forth in Schedule “C” hereto;

(m)
No Debt to Related Parties. Except as disclosed in Schedule “D” hereto, neither Marine Park nor any of its subsidiaries is, and on Closing will not be, indebted to any affiliate, director or officer of Marine Park except accounts payable on account of bona fide business transactions of Marine Park incurred in normal course of the Marine Park Business, including employment agreements, none of which are more than 30 days in arrears;

(n)
No Related Party Debt to Marine Park. No director or officer or affiliate of Marine Park is now indebted to or under any financial obligation to Marine Park or any subsidiary on any account whatsoever, except for advances on account of travel and other expenses not exceeding $1,000 in total;

(o)	No Dividends. No dividends or other distributions on any shares in the capital of Marine Park have been made, declared or authorized since the date of Marine Park Financial Statements;

(p)
No Payments. No payments of any kind have been made or authorized since the date of the Marine Park Financial Statements to or on behalf of officers, directors, shareholders or employees of Marine Park or its subsidiaries or under any management agreements with Marine Park or its subsidiaries, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(q)	No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting Marine Park;

(r)	No Adverse Events. Since the date of the Marine Park Financial Statements

(i)
there has not been any material adverse change in the consolidated financial position or condition of Marine Park, its subsidiaries, its liabilities or the Marine Park Assets or any damage, loss or other change in circumstances materially affecting Marine Park, the Marine Park Business or the Marine Park Assets or Marine Park’ right to carry on the Marine Park Business, other than changes in the ordinary course of business,

(ii)
there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting Marine Park, its subsidiaries, the Marine Park Business or the Marine Park Assets,

(iii)
there has not been any material increase in the compensation payable or to become payable by Marine Park to any of Marine Park’ officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the Marine Park Business has been and continues to be carried on in the ordinary course,

(v)	Marine Park has not waived or surrendered any right of material value,

(vi)	neither Marine Park nor its subsidiaries have discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made.

Marine Park - Income Tax Matters

(s)
Tax Returns. All tax returns and reports of Marine Park and its subsidiaries required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by Marine Park and its subsidiaries or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(t)
Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by Marine Park or its subsidiaries. Marine Park is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

Marine Park - Applicable Laws and Legal Matters

(u)
Licenses. Marine Park and its subsidiaries hold all licenses and permits as may be requisite for carrying on the Marine Park Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Marine Park Business;

(v)
Applicable Laws. Neither Marine Park nor its subsidiaries have been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which apply to them the violation of which would have a material adverse effect on the Marine Park Business, and neither Marine Park nor its subsidiaries are in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in a material adverse impact on the Marine Park Business;

(w)
Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to Marine Park, its subsidiaries, the Marine Park Business, or any of the Marine Park Assets nor does Marine Park have any knowledge of any deliberate act or omission of Marine Park or its subsidiaries that would form any material basis for any such action or proceeding;

(x)
No Bankruptcy. Neither Marine Park nor its subsidiaries have made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against Marine Park or its subsidiaries and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Marine Park or its subsidiaries;

(y)
Labor Matters. Neither Marine Park nor its subsidiaries are party to any collective agreement relating to the Marine Park Business with any labor union or other association of employees and no part of the Marine Park Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of Marine Park, has made any attempt in that regard;

(z)
Finder's Fees. Neither Marine Park nor its subsidiaries are party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(aa)
Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Marine Park;

(bb)	No Violation or Breach. The execution and performance of this Agreement will not:

(i)
violate the charter documents of Marine Park or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which Marine Park or its subsidiaries are party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, the Marine Park Material Contracts, or any right or rights enjoyed by Marine Park or its subsidiaries,

(iii)
result in any alteration of Marine Park’ or its subsidiaries’ obligations under any agreement to which Marine Park or its subsidiaries are party including, without limitation, the Marine Park Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Marine Park Assets,

(v)	result in the imposition of any tax liability to Marine Park or its subsidiaries relating to the Marine Park Assets, or

(vi)	violate any court order or decree to which either Marine Park or its subsidiaries are subject;

Marine Park Assets - Ownership and Condition

(cc)
Business Assets. The Marine Park Assets comprise all of the property and assets of the Marine Park Business, and no other person, firm or corporation owns any assets used by Marine Park or its subsidiaries in operating the Marine Park Business, whether under a lease, rental agreement or other arrangement, other than as disclosed in Schedules “E” or “H” hereto;

(dd)
Title. Marine Park or its subsidiaries are the legal and beneficial owner of the Marine Park Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed in Schedules “E” or “H” hereto;

(ee)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Marine Park Assets;

(ff)
Marine Park Insurance Policies. Marine Park and its subsidiaries maintain the public liability insurance and insurance against loss or damage to the Marine Park Assets and the Marine Park Business as described in Schedule “G” hereto;

(gg)	Marine Park Material Contracts. The Marine Park Material Contracts listed in Schedule “I” constitute all of the material contracts of Marine Park and its subsidiaries;

(hh)
No Default. There has not been any default in any material obligation of Marine Park or any other party to be performed under any of the Marine Park Material Contracts, each of which is in good standing and in full force and effect and unamended (except as disclosed in Schedule “I” hereto), and Marine Park is not aware of any default in the obligations of any other party to any of the Marine Park Material Contracts;

(ii)
No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of Marine Park or its subsidiaries. Neither Marine Park nor its subsidiaries are obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

Marine Park Assets - Marine Park Equipment

(jj)	Marine Park Equipment. The Marine Park Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

Marine Park Assets - Marine Park Goodwill and Other Assets

(kk)
Marine Park Goodwill. Marine Park and its subsidiaries do not carry on the Marine Park Business under any other business or trade names. Marine Park does not have any knowledge of any infringement by Marine Park or its subsidiaries of any patent, trademarks, copyright or trade secret;

Marine Park Business

(ll)
Maintenance of Business. Since the date of the Marine Park Financial Statements, Marine Park and its subsidiaries have not entered into any material agreement or commitment except in the ordinary course and except as disclosed herein;

(mm)	Subsidiaries. Marine Park does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm; and

Marine Park - Acquisition Shares

(nn)
Acquisition Shares. The Acquisition Shares when delivered to the NewCardio Shareholders pursuant to the Acquisition shall be validly issued and outstanding as fully paid and non-assessable shares and the Acquisition Shares shall be transferable upon the books of Marine Park, in all cases subject to the provisions and restrictions of all applicable securities laws.

Non-Merger and Survival

3.2 The representations and warranties of Marine Park contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by NewCardio or the NewCardio Shareholders, the representations and warranties of Marine Park shall survive the Closing.

Indemnity

3.3 Marine Park agrees to indemnify and save harmless NewCardio and the NewCardio Shareholders from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of Marine Park to defend any such claim), resulting from the breach by it of any representation or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Marine Park to NewCardio or the NewCardio Shareholders hereunder.

ARTICLE 4
COVENANTS OF MARINE PARK

Covenants

4.1 Marine Park covenants and agrees with NewCardio and the NewCardio Shareholders that it will:

(a)
Conduct of Business. Until the Closing, conduct the Marine Park Business diligently and in the ordinary course consistent with the manner in which the Marine Park Business generally has been operated up to the date of execution of this Agreement;

(b)
Preservation of Business. Until the Closing, use its best efforts to preserve the Marine Park Business and the Marine Park Assets and, without limitation, preserve for NewCardio Marine Park’s and its subsidiaries’ relationships with any third party having business relations with them;

(c)
Access. Until the Closing, give NewCardio, the NewCardio Shareholders, and their representatives full access to all of the properties, books, contracts, commitments and records of Marine Park, and furnish to NewCardio, the NewCardio Shareholders and their representatives all such information as they may reasonably request; and

(d)
Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Acquisition and to preserve and maintain the Marine Park Assets notwithstanding the change in control of NewCardio arising from the Acquisition.

Authorization

4.2 Marine Park hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Marine Park and its subsidiaries to release any and all information in their possession respecting Marine Park and its subsidiaries to the NewCardio Shareholders. Marine Park shall promptly execute and deliver to the NewCardio Shareholders any and all consents to the release of information and specific authorizations which the NewCardio Shareholders reasonably requires to gain access to any and all such information.

Survival

4.3 The covenants set forth in this Article shall survive the Closing for the benefit of NewCardio and the NewCardio Shareholders.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF
NEWCARDIO AND THE NEWCARDIO SHAREHOLDERS

Representations and Warranties

5.1 NewCardio and the NewCardio Shareholders hereby represent and warrant in all material respects to Marine Park, with the intent that it will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

NewCardio - Company Status and Capacity

(a)
Formation. NewCardio is a corporation duly incorporated and validly subsisting under the laws of the State of Delaware and in good standing with the office of the Secretary of State for the State of Delaware;

(b)
Carrying on Business. NewCardio carries on the NewCardio Business primarily in the State of California and does not carry on any material business activity in any other jurisdiction. The nature of the NewCardio Business does not require NewCardio to register or otherwise be qualified to carry on business in any other jurisdiction;

(c)	Legal Capacity. NewCardio has the legal power, capacity and authority to own NewCardio Assets, to carry on the Business of NewCardio and to enter into and complete this Agreement;

NewCardio - Capitalization

(d)	Authorized Capital. The authorized capital of NewCardio consists of 40,000,000 shares of common stock, $0.0001 par value;

(e)
Ownership of NewCardio Common Shares. The issued and outstanding shares of NewCardio common stock will on Closing consist of 10,507,300 shares of common stock, $0.001 par value, (being the NewCardio Common Shares), which shares on Closing shall be validly issued and outstanding as fully paid and non-assessable shares. The NewCardio Shareholders at Closing will be the registered and beneficial owners of the NewCardio Common Shares. The NewCardio Common Shares owned by the NewCardio Shareholders will on Closing be free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever;

(f)
Ownership of NewCardio Preferred Shares. The issued and outstanding shares of NewCardio preferred stock will on Closing consist of 7,155,206 shares of preferred stock, $0.001 par value, (being the NewCardio Preferred Shares), which shares on Closing shall be validly issued and outstanding as fully paid and non-assessable shares. The NewCardio Shareholders at Closing will be the registered and beneficial owners of the NewCardio Preferred Shares. The NewCardio Preferred Shares owned by the NewCardio Shareholders will on Closing be free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever;

(g)
Options, Warrants or Other Rights. Except for the NewCardio Convertible Securities and the NewCardio Convertible Debt, no person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of NewCardio Common Shares held by the NewCardio Shareholders or for the purchase, subscription or issuance of any of the unissued shares in the capital of NewCardio. The NewCardio Shareholders at Closing will be the registered and beneficial owners of the NewCardio Convertible Securities and the NewCardio Convertible Debt. The NewCardio Convertible Securities and the NewCardio Convertible Debt owned by the NewCardio Shareholders will on Closing be free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever;

(h)	No Restrictions. There are no restrictions on the transfer, sale or other disposition of NewCardio Shares contained in the charter documents of NewCardio or under any agreement;

NewCardio - Records and Financial Statements

(i)	Charter Documents. The charter documents of NewCardio have not been altered since its formation date, except as filed in the record books of NewCardio;

(j)
Minute Books. The minute books of NewCardio are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by NewCardio which required director or shareholder approval are reflected on the corporate minute books of NewCardio. NewCardio is not in violation or breach of, or in default with respect to, any term of its Certificate of Incorporation (or other charter documents) or by-laws.

(k)
NewCardio Financial Statements. The NewCardio Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of NewCardio as of the date thereof, and the sales and earnings of the NewCardio Business during the periods covered thereby, in all material respects, and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

(l)
NewCardio Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of NewCardio which are not disclosed in Schedule “J” hereto or reflected in the NewCardio Financial Statements except those incurred in the ordinary course of business since the date of the said schedule and the NewCardio Financial Statements, and NewCardio has not guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of NewCardio as of September 30, 2007 are described in Schedule “J” hereto;

(m)
NewCardio Accounts Receivable. All the NewCardio Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of the NewCardio Shareholders, any claim by the obligor for set-off or counterclaim. Without limiting the generality of the foregoing, all accounts receivable of NewCardio as of September 30, 2007, are described in Schedule “K” hereto;

(n)	NewCardio Bank Accounts. All of the NewCardio Bank Accounts, their location, numbers and the authorized signatories thereto are as set forth in Schedule “L” hereto;

(o)
No Debt to Related Parties. Except as disclosed in Schedule “M” hereto, NewCardio is not and on Closing will not be, indebted to the NewCardio Shareholders nor to any family member thereof, nor to any affiliate, director or officer of NewCardio or the NewCardio Shareholders except accounts payable on account of bona fide business transactions of NewCardio incurred in normal course of NewCardio Business, including employment agreements with the NewCardio Shareholders, none of which are more than 30 days in arrears;

(p)
No Related Party Debt to NewCardio. Except as set forth on Schedule ”M” hereto, no NewCardio Shareholder nor any director, officer or affiliate of NewCardio is now indebted to or under any financial obligation to NewCardio on any account whatsoever, except for advances on account of travel and other expenses not exceeding $5,000 in total;

(q)	No Dividends. No dividends or other distributions on any shares in the capital of NewCardio have been made, declared or authorized since the date of the NewCardio Financial Statements;

(r)
No Payments. No payments of any kind have been made or authorized since the date of the NewCardio Financial Statements to or on behalf of the NewCardio Shareholders or to or on behalf of officers, directors, shareholders or employees of NewCardio or under any management agreements with NewCardio, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(s)
No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting NewCardio, except as set forth in the NewCardio Financial Statements;

(t)	No Adverse Events. Since the date of the NewCardio Financial Statements:

(i)
there has not been any material adverse change in the consolidated financial position or condition of NewCardio, its liabilities or the NewCardio Assets or any damage, loss or other change in circumstances materially affecting NewCardio, the NewCardio Business or the NewCardio Assets or NewCardio’s right to carry on the NewCardio Business, other than changes in the ordinary course of business,

(ii)	there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting NewCardio, the NewCardio Business or the NewCardio Assets,

(iii)
there has not been any material increase in the compensation payable or to become payable by NewCardio to the NewCardio Shareholders or to any of NewCardio's officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the NewCardio Business has been and continues to be carried on in the ordinary course,

(v)	NewCardio has not waived or surrendered any right of material value,

(vi)	NewCardio has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made;

NewCardio - Income Tax Matters

(u)
Tax Returns. All tax returns and reports of NewCardio required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by NewCardio or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(v)
Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by NewCardio. NewCardio is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

NewCardio - Applicable Laws and Legal Matters

(w)
Licenses. NewCardio holds all licenses and permits as may be requisite for carrying on the NewCardio Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the NewCardio Business;

(x)
Applicable Laws. NewCardio has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which applies to them the violation of which would have a material adverse effect on the NewCardio Business, and, to the knowledge of the NewCardio Shareholders, NewCardio is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees the contravention of which would result in a material adverse impact on the NewCardio Business;

(y)
Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to NewCardio, the NewCardio Business, or any of the NewCardio Assets, nor do the NewCardio Shareholders have any knowledge of any deliberate act or omission of NewCardio that would form any material basis for any such action or proceeding;

(z)
No Bankruptcy. NewCardio has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against NewCardio and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of NewCardio;

(aa)
Labor Matters. NewCardio is not party to any collective agreement relating to the NewCardio Business with any labor union or other association of employees and no part of the NewCardio Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of the NewCardio Shareholders, has made any attempt in that regard;

(bb)
Finder's Fees. NewCardio is not a party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(cc)
Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of NewCardio;

(dd)	No Violation or Breach. The execution and performance of this Agreement will not

(i)	violate the charter documents of NewCardio or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which NewCardio is a party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, NewCardio Material Contracts, or any right or rights enjoyed by NewCardio,

(iii)	result in any alteration of NewCardio's obligations under any agreement to which NewCardio is a party including, without limitation, the NewCardio Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the NewCardio Assets,

(v)	result in the imposition of any tax liability to NewCardio relating to NewCardio Assets or the NewCardio Shares, or

(vi)	violate any court order or decree to which either NewCardio is subject;

NewCardio Assets - Ownership and Condition

(ee)
Business Assets. The NewCardio Assets, comprise all of the property and assets of the NewCardio Business, and neither the NewCardio Shareholders nor any other person, firm or corporation owns any assets used by NewCardio in operating the NewCardio Business, whether under a lease, rental agreement or other arrangement, other than as disclosed in Schedules “N” or “Q” hereto;

(ff)
Title. NewCardio is the legal and beneficial owner of the NewCardio Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed in Schedules “N” or “Q” hereto;

(gg)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the NewCardio Assets;

(hh)
NewCardio Insurance Policies. NewCardio maintains the public liability insurance and insurance against loss or damage to the NewCardio Assets and the NewCardio Business as described in Schedule “P” hereto;

(ii)	NewCardio Material Contracts. The NewCardio Material Contracts listed in Schedule “R” constitute all of the material contracts of NewCardio;

(jj)
No Default. There has not been any default in any material obligation of NewCardio or any other party to be performed under any of NewCardio Material Contracts, each of which is in good standing and in full force and effect and unamended (except as disclosed in Schedule “R”), and NewCardio is not aware of any default in the obligations of any other party to any of the NewCardio Material Contracts;

(kk)
No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of NewCardio. NewCardio is not obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

NewCardio Assets - NewCardio Equipment

(ll)	NewCardio Equipment. The NewCardio Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

NewCardio Assets - NewCardio Goodwill and Other Assets

(mm)
NewCardio Goodwill. NewCardio carries on the NewCardio Business only under the name "NewCardio Technologies, Inc." and variations thereof and under no other business or trade names. The NewCardio Shareholders do not have any knowledge of any infringement by NewCardio of any patent, trademark, copyright or trade secret;

The Business of NewCardio

(nn)
Maintenance of Business. Since the date of the NewCardio Financial Statements, the NewCardio Business has been carried on in the ordinary course and NewCardio has not entered into any material agreement or commitment except in the ordinary course; and

(oo)
Subsidiaries. NewCardio does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm and NewCardio does not own any subsidiary and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.

NewCardio Shareholder Representations and Warranties

(pp)
Investment Intent. The Acquisition Shares are being acquired hereunder by the NewCardio Shareholders for investment purposes only, for their own account, not as a nominee or agent and not with a view to the distribution thereof. The NewCardio Shareholders have no present intention to sell or otherwise dispose of the Acquisition Shares and they will not do so except in compliance with the provisions of the Securities Act of 1933, as amended, and applicable law. The NewCardio Shareholders understand that the Acquisition Shares which may be acquired hereunder must be held by them indefinitely unless a subsequent disposition or transfer of any of said shares is registered under the Securities Act of 1933, as amended, or is exempt from registration therefrom. The NewCardio Shareholders further understand that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Seller) promulgated under the Securities Act of 1933, as amended, depends on the satisfaction of various conditions, and that, if and when applicable, Rule 144 may afford the basis for sales only in limited amounts.

(qq)
Investment Experience; Suitability. The NewCardio Shareholders are each sophisticated investors familiar with the type of risks inherent in the acquisition of securities such as the Acquisition Shares and the NewCardio Shareholders’ financial position is such that the NewCardio Shareholders can afford to retain the shares of Acquisition Shares for an indefinite period of time without realizing any direct or indirect cash return on its investment.

(rr)
Accreditation. The NewCardio Shareholders are each an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended. The NewCardio Shareholders understand that the Acquisition Shares are being offered to them in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that Marine Park is relying upon the truth and accuracy of, and the NewCardio Shareholders’ compliance with, the representations, warranties, agreements, acknowledgments and understandings of the NewCardio Shareholders set forth herein in order to determine the availability of such exemptions and the eligibility of the NewCardio Shareholders to acquire the Acquisition Shares.

Non-Merger and Survival

5.2 The representations and warranties of NewCardio contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Marine Park, the representations and warranties of NewCardio shall survive the Closing.

Indemnity

5.3 NewCardio and the NewCardio Shareholders agree to indemnify and save harmless Marine Park from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (collectively, the “Claims”) (subject to the right of the NewCardio Shareholders to defend any such claim), resulting from the breach by any of them of any representation or warranty of such party made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by NewCardio or the NewCardio Shareholders to Marine Park hereunder; provided, however, the NewCardio Shareholders shall not be required to indemnify Marine Park for any such Claims in excess of the value of the NewCardio Shares.

ARTICLE 6
COVENANTS OF NEWCARDIO AND
THE NEWCARDIO SHAREHOLDERS

Covenants

6.1 NewCardio and the NewCardio Shareholders covenant and agree with Marine Park that they will:

(a)
Conduct of Business. Until the Closing, conduct the NewCardio Business diligently and in the ordinary course consistent with the manner in which the NewCardio Business generally has been operated up to the date of execution of this Agreement;

(b)
Preservation of Business. Until the Closing, use their best efforts to preserve the NewCardio Business and the NewCardio Assets and, without limitation, preserve for Marine Park NewCardio’s relationships with their suppliers, customers and others having business relations with them;

(c)
Access. Until the Closing, give Marine Park and its representatives full access to all of the properties, books, contracts, commitments and records of NewCardio relating to NewCardio, the NewCardio Business and the NewCardio Assets, and furnish to Marine Park and its representatives all such information as they may reasonably request; and

(d)
Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Acquisition and to preserve and maintain the NewCardio Assets, including the NewCardio Material Contracts, notwithstanding the change in control of NewCardio arising from the Acquisition.

Authorization

6.2 NewCardio hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting NewCardio to release any and all information in their possession respecting NewCardio to Marine Park. NewCardio shall promptly execute and deliver to Marine Park any and all consents to the release of information and specific authorizations which Marine Park reasonably require to gain access to any and all such information.

Survival

6.3 The covenants set forth in this Article shall survive the Closing for the benefit of Marine Park.

ARTICLE 7
CONDITIONS PRECEDENT

Conditions Precedent in favor of Marine Park

7.1 Marine Park’s obligations to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to Marine Park hereunder will have been so executed and delivered;

(b)
all of the terms, covenants and conditions of this Agreement to be complied with or performed by NewCardio or the NewCardio Shareholders at or prior to the Closing will have been complied with or performed;

(c)
title to the NewCardio Shares held by the NewCardio Shareholders will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed herein, and the NewCardio Shares shall be duly transferred to Marine Park;

(d)	subject to Article 8 hereof, there will not have occurred

(i)
any material adverse change in the financial position or condition of NewCardio, its liabilities or the NewCardio Assets or any damage, loss or other change in circumstances materially and adversely affecting NewCardio, the NewCardio Business or the NewCardio Assets or NewCardio's right to carry on the NewCardio Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to NewCardio or the NewCardio Business (whether or not covered by insurance) materially and adversely affecting NewCardio, the NewCardio Business or the NewCardio Assets;

(e)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any; and

(f)	the transactions contemplated hereby shall have been approved by the board of directors of NewCardio.

Waiver by Marine Park

7.2 The conditions precedent set out in the preceding section are inserted for the exclusive benefit of Marine Park and any such condition may be waived in whole or in part by Marine Park at or prior to the Closing by delivering to NewCardio a written waiver to that effect signed by Marine Park. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, Marine Park shall be released from all obligations under this Agreement.

Conditions Precedent in Favor of NewCardio and the NewCardio Shareholders

7.3 The obligations of NewCardio and the NewCardio Shareholders to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to NewCardio under Section 9 will have been so executed and delivered;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by Marine Park at or prior to the Closing will have been complied with or performed;

(c)
Marine Park will have delivered the Acquisition Shares to be issued pursuant to the terms of the Acquisition to NewCardio at the Closing and the Acquisition Shares will be registered on the books of Marine Park in the name of the holder of NewCardio Shares at the time of Closing;

(d)	title to the Acquisition Shares will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(e)	subject to Article 8 hereof, there will not have occurred

(i)
any material adverse change in the financial position or condition of Marine Park, its subsidiaries, their liabilities or the Marine Park Assets or any damage, loss or other change in circumstances materially and adversely affecting Marine Park, the Marine Park Business or the Marine Park Assets or Marine Park’ right to carry on the Marine Park Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to Marine Park or the Marine Park Business (whether or not covered by insurance) materially and adversely affecting Marine Park, its subsidiaries, the Marine Park Business or the Marine Park Assets;

(f)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any;

(g)	the transactions contemplated hereby shall have been approved by the board of directors of Marine Park;

(g)	each of the directors and officers of Marine Park shall have resigned as directors and/or officers of Marine Park;

(h)	the nominees of the NewCardio Shareholders, set forth on Exhibit “C,” annexed hereto, shall have been appointed as members of the board of directors of Marine Park.

Waiver by NewCardio and the NewCardio Shareholders

7.4 The conditions precedent set out in the preceding section are inserted for the exclusive benefit of NewCardio and the NewCardio Shareholders and any such condition may be waived in whole or in part by NewCardio or the NewCardio Shareholders at or prior to the Closing by delivering to Marine Park a written waiver to that effect signed by NewCardio and the NewCardio Shareholders. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, NewCardio and the NewCardio Shareholders shall be released from all obligations under this Agreement.

Nature of Conditions Precedent

7.5 The conditions precedent set forth in this Article are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $10.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions of precedent in favor of the other party or parties set forth in this Article.

Termination

7.6 Notwithstanding any provision herein to the contrary, if the Closing does not occur on or before January 5, 2008 (the “Termination Date”), this Agreement will be at an end and will have no further force or effect, unless otherwise agreed upon by the parties in writing.

Confidentiality

7.7 Notwithstanding any provision herein to the contrary, the parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated pursuant to the preceding section the parties agree to return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement and shall keep the terms of this Agreement and all information and documents received from NewCardio and Marine Park and the contents thereof confidential and not utilize nor reveal or release same, provided, however, that Marine Park will be required to issue a news release regarding the execution and consummation of this Agreement and file a Current Report on Form 8-K with the Securities and Exchange Commission respecting the proposed Acquisition contemplated hereby together with such other documents as are required to maintain the currency of Marine Park’s filings with the Securities and Exchange Commission.

ARTICLE 8
RISK

Material Change in the Business of NewCardio

8.1 If any material loss or damage to the NewCardio Business occurs prior to Closing and such loss or damage, in Marine Park' reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Marine Park shall, within two (2) days following any such loss or damage, by notice in writing to NewCardio, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Acquisition and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Marine Park' obligations to carry out the transactions contemplated hereby, be vested in NewCardio or otherwise adequately secured to the satisfaction of Marine Park on or before the Closing Date.

Material Change in the Marine Park Business

8.2 If any material loss or damage to the Marine Park Business occurs prior to Closing and such loss or damage, in NewCardio's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, NewCardio shall, within two (2) days following any such loss or damage, by notice in writing to Marine Park, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Acquisition and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to NewCardio's obligations to carry out the transactions contemplated hereby, be vested in Marine Park or otherwise adequately secured to the satisfaction of NewCardio on or before the Closing Date.

ARTICLE 9
CLOSING

Closing

9.1 The Acquisition and the other transactions contemplated by this Agreement will be closed at the Place of Closing on Closing Date in accordance with the closing procedure set out in this Article.

Documents to be Delivered by NewCardio

9.2 On or before the Closing, NewCardio and the NewCardio Shareholders will deliver or cause to be delivered to Marine Park:

(a)
the original or certified copies of the charter documents of NewCardio, including amendments thereof, and all corporate records documents and instruments of NewCardio, the corporate seal of NewCardio and all books and accounts of NewCardio;

(b)
all reasonable consents or approvals required to be obtained by NewCardio for the purposes of completing the Acquisition and preserving and maintaining the interests of NewCardio under any and all NewCardio Material Contracts and in relation to NewCardio Assets;

(c)	certified copies of such resolutions of the directors of NewCardio as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(d)	an acknowledgement from NewCardio of the satisfaction of the conditions precedent set forth in section 7.3 hereof;

(e)
the certificates or other evidence of ownership of the NewCardio Shares, together with such other documents or instruments required to effect transfer of ownership of the NewCardio Shares to Marine Park;

(f)	declaration of acceptance by nominees of the NewCardio Shareholders set forth on Exhibit “C” of being elected as members of the board of directors of Marine Park, and

(g)	such other documents as Marine Park may reasonably require to give effect to the terms and intention of this Agreement.

Documents to be Delivered by Marine Park

9.3 On or before the Closing, Marine Park shall deliver or cause to be delivered to NewCardio and the NewCardio Shareholders:

(a)	share certificates representing the Acquisition Shares duly registered in the names of the holders of shares of NewCardio Common Stock;

(b)	certified copies of such resolutions of the directors of Marine Park as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(c)
a certified copy of a resolution of the directors of Marine Park dated as of the Closing Date appointing the nominees of the NewCardio Shareholders set forth on Exhibit “C” to the board of directors of Marine Park;

(d)	resignations of all of the officers and directors of Marine Park as of the Closing Date;

(e)	an acknowledgement from Marine Park of the satisfaction of the conditions precedent set forth in section 7.1 hereof;

(f)	certificate of incorporation and good standing certificate of Marine Park;

(g)
the Return to Treasury Agreements, duly executed by Marine Park and Harborview Master Fund L.P. and Diverse Trading Ltd., along with all applicable share certificates of Marine Park and any other documents required thereunder;

(h)	the Certificate of Designation, duly filed with the Secretary of State of Delaware by Marine Park;

(i)	a legal opinion of counsel to Marine Park, in substantially the form of Exhibit “E” attached hereto; and

(j)	such other documents as NewCardio may reasonably require to give effect to the terms and intention of this Agreement.

ARTICLE 10
POST-CLOSING MATTERS

Forthwith after the Closing, Marine Park, NewCardio and the NewCardio Shareholders, as the case may be, agree to use all their best efforts to:

(a)
file a Form 8-K with the Securities and Exchange Commission disclosing the terms of this Agreement within 4 days of the Closing which includes the audited financial statements of NewCardio as well as pro forma financial information of NewCardio and Marine Park as required by Item 310 of Regulation SB as promulgated by the Securities and Exchange Commission; and

(b)	change the name of Marine Park to such other name as determined by the board of directors of Marine Park.

ARTICLE 11
GENERAL PROVISIONS

Arbitration

11.1 The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith. If such good negotiation fails to resolve such dispute, controversy, difference or claim within fifteen (15) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration in the City of New York, New York.

Notice

11.2 Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid single certified or registered mail, or telecopier. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by telecopier shall be deemed to have been received on the actual date of delivery.

Addresses for Service

11.3 The address for service of notice of each of the parties hereto is as follows:

(a)	Marine Park:

850 Third Avenue, Suite 1801
New York, New York 10022
Attention: David Stefansky
Telephone no. (646) 218-1400
Facsimile no.

With a copy to:

Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
Attn: Gregg E. Jaclin, Esq.
Telephone no. (732) 409-1212
Facsimile no. (732) 577-1188

(b)	NewCardio or the NewCardio Shareholders:

2033 Gateway Plaza, Suite 500
San Jose, California 95110
Attention:
Telephone no.
Facsimile no.

With a copy to:

Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Attn: Marc Ross, Esq.
Phone: (212) 930-9700
Telecopier: (212) 930-9725

Change of Address

11.4 Any party may, by notice to the other parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.

Further Assurances

11.5 Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

Time of the Essence

11.6 Time is expressly declared to be the essence of this Agreement.

Entire Agreement

11.7 The provisions contained herein constitute the entire agreement among NewCardio, the NewCardio Shareholders and Marine Park respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among NewCardio, the NewCardio Shareholders and Marine Park with respect to the subject matter hereof.

Enurement

11.8 This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Assignment

11.9 This Agreement is not assignable without the prior written consent of the parties hereto.

Counterparts

11.10 This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

Applicable Law

11.11 This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflict of laws The parties hereto hereby submit to the exclusive jurisdiction of the United States federal courts located in New York, New York with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby. All parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. All parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect either party’s right to serve process in any other manner permitted by law. All parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. The party which does not prevail in any dispute arising under this Agreement shall be responsible for all fees and expenses, including attorneys’ fees, incurred by the prevailing party in connection with such dispute.

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IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

MARINE PARK HOLDINGS, INC.

By:	/s/ David Stefansky
David Stefansky
President, Chief Executive Officer and
Chief Financial Officer

NEWCARDIO, INC.

By:	/s/ Branislav Vajdic
Branislav Vajdic
President and Chief Executive Officer

[Signature page to Share Exchange Agreement]

Exhibit A

Name	NewCardio Shares	Marine Park Shares